EXHIBIT 10.44


                                   AMENDMENT 6
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                                       TO
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                              CONSULTING AGREEMENT
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The following sets forth the terms of "Amendment 6" to the Consulting Agreement between OSPREY PARTNERS (aka/ Michael A. Mulshine), 868 Riverview Drive, Brielle, NJ 08730 ("Osprey") by SEDONA CORPORATION (the "Company").

It is hereby agreed pursuant to this Amendment 6 to the Consulting Agreement, for the period from January 1, 2003 through December 31, 2003, that in consideration of Osprey's continued services on the Company's behalf which will include Mulshine's time and efforts relating to the work performed in regard to his Corporate Secretary responsibilities, his investor relations activities, and his general consulting support of the Company for 2003, Osprey's compensation for services shall be as follows:

     a) The Company shall pay Osprey a monthly consulting fee in the amount of $10,000, with $3,500 to be due and payable in cash on the 1st day of January 2003, and on the 1st day of each month thereafter, and $6,500 to be paid in shares of the Company's Common Stock, on the 1st day of January 2003 and on the 1st day of each month thereafter, with the value of the shares to be computed by taking the 5-day average closing price of the stock on the last five (5) trading days of the prior month. These shares are to be issued free of restrictive legend pursuant to certain provisions of the SEDONA Corporation "2000 Incentive Stock Option Plan" (the "Plan") and Section 6(f) of that Plan pertaining to "Bonus Stock and Awards in Lieu of Obligations".

     b) Osprey hereby agrees that for each share of Common Stock issued on a monthly basis under this Agreement, Osprey will forfeit a share of Common Stock underlying the Warrants held by Osprey (See "Exhibit 1" attached), starting from the highest exercise price Warrants, and working down the list of Warrants, starting from WC0137A.

     c) The Company agrees that all cash payments to Osprey to be made to the account designated by Osprey via Wire Transfer, which fees shall be paid by Osprey, on the date such funds are due and payable; and

     d) This agreement is approved with the understanding that it is cancelable by either party upon 30 days written notice.

ACCEPTED AND AGREED TO:

OSPREY PARTNERS                            SEDONA CORPORATION

By:      /s/ Michael A. Mulshine            By:      /s/ Marco Emrich
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         Michael A. Mulshine                         Marco A. Emrich


Date:             02.04.03                  Date:             02.04.03
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